EXHIBIT 99.1


CONNECTICUT BANCSHARES, INC. REPORTS 22% INCREASE IN NET INCOME FOR THE SECOND QUARTER AND DECLARES QUARTERLY DIVIDEND OF $0.18 PER SHARE

MANCHESTER, Conn. - July 23, 2003 - Connecticut Bancshares, Inc. (the "Company") (NASDAQ: SBMC), the holding company for The Savings Bank of Manchester (the "Bank"), reported net income of $7.48 million for the second quarter of 2003, compared to net income of $6.12 million for the second quarter of 2002, representing a 22.22% increase. Earnings per diluted share for the quarter ended June 30, 2003 were $0.70 based on 10.72 million weighted average shares outstanding, compared to earnings per diluted share for the quarter ended June 30, 2002 of $0.56 based on 10.84 million weighted average shares outstanding. Net income for the six months ended June 30, 2003 was $14.82 million, as compared to net income of $11.69 million for the six months ended June 30, 2002, representing a 26.78% increase. Earnings per diluted share for the six months ended June 30, 2003 were $1.37 based on 10.79 million weighted average shares outstanding, compared to earnings per diluted share for the six months ended June 30, 2002 of $1.08 based on 10.79 million weighted average shares outstanding.

The Company also declared a quarterly cash dividend of $0.18 per share on the outstanding shares of its common stock. The dividend will be paid on or about August 25, 2003 to stockholders of record as of the close of business on August 11, 2003.

On July 16, 2003, the Company announced it entered into an Agreement and Plan of Merger with The New Haven Savings Bank ("NHSB"). The Company's stockholders will receive $52.00 in cash in exchange for each share of the Company's common stock held. If the transaction closes after March 31, 2004, the merger price is subject to increase based on the Company's earnings from that date to the end of the month preceding the closing date. As a condition precedent to the merger, NHSB will convert from a Connecticut-chartered mutual savings bank to a Connecticut-chartered stock savings bank and simultaneously form a holding company.

Company President and CEO, Richard P. Meduski, stated, "We are reporting another strong quarter of earnings. Our earnings have increased significantly from last year and our loan growth has been strong. It was important for us to merge with an institution that is committed to building on our successes and that shares our commitment to customer service and community-oriented banking. We believe this type of transaction allows our stockholders to receive a significant premium for their stock. The merger will create a substantial franchise in the Connecticut market and enables our customers to continue to enjoy superior banking services with an enlarged branch network and expanded services."

Net interest income for the second quarter of 2003 was $20.52 million, a $260,000, or 1.28%, increase from $20.26 million for the second quarter of 2002. Average interest-earning assets were $2.42 billion for the quarter ended June 30, 2003 compared to $2.32 billion for the prior year quarter. The Company's net interest margin was 3.42% for the quarter ended June 30, 2003 compared to 3.52% for the quarter ended June 30, 2002.

The increase in net interest income from the prior year quarter was primarily due to a lower cost of funds on interest-bearing liabilities and a higher volume of loans partially offset by lower yields on loans and investments. The cost of funds decreased from 2.93% for the quarter ended June 30, 2002 to 2.26% for the quarter ended June 30, 2003. The reduction was primarily due to a lower interest rate environment. Average gross loans increased $142.10 million, or 9.49%, from $1.50 billion for the quarter ended June 30, 2002 to $1.64 billion for the quarter ended June 30, 2003. The increase in average gross loans was primarily in residential and commercial real estate loans. The yield on interest-earning assets declined from 6.13% for the quarter ended June 30, 2002 to 5.43% for the quarter ended June 30, 2003. Loan yields declined from 6.75% for the quarter ended June 30, 2002 to 6.04% for the quarter ended June 30, 2003. Investment yields declined from 5.01% for the quarter ended June 30, 2002 to 4.15% for the quarter ended June 30, 2003. The reductions in yield were primarily due to a lower interest rate environment.

Noninterest income for the second quarter of 2003 was $5.75 million, a $1.25 million, or 27.78%, increase from $4.50 million for the second quarter of 2002. The increase in noninterest income over the prior year quarter was primarily due to an increase in service charges and fees, an increase in gains on sales of securities, and a decrease in charges for other than temporary impairment of investment securities. Service charges and fees increased $758,000 as compared to the prior year quarter primarily due to increases in checking account, commercial real estate loan prepayment and merchant services fees. Gains on sales of securities increased $298,000 from the prior year quarter as certain debt and equity securities were sold during the 2003 quarter. During the second quarter of 2003 there were no charges recorded for other than temporary impairment, while in the prior year quarter a charge for other than temporary impairment totaling $270,000 was recorded for one equity security.

Noninterest expense for the second quarter of 2003 was $14.81 million, a $529,000, or 3.45%, decrease from $15.34 million for the second quarter of 2002. The decrease in noninterest expense from the prior year quarter was primarily due to decreases in amortization of other intangible assets, marketing, and furniture and equipment expenses. These decreases were partially offset by an increase in employee benefits. In conjunction with the 2001 acquisition of First Federal Savings and Loan Association of East Hartford ("First Federal"), the Bank recorded an intangible asset for noncompete agreements with former First Federal executives. The agreements were amortized over their twelve-month term through the third quarter of 2002. Marketing expenses decreased as the Bank reduced its expense related to various media advertising. Furniture and equipment expenses decreased as certain assets became fully depreciated. Partially offsetting these decreases, employee benefits increased primarily due to increased restricted stock, pension and ESOP expenses.

Net interest income for the six months ended June 30, 2003 was $41.39 million, a $2.21 million, or 5.64%, increase from $39.18 million for the six months ended June 30, 2002. Average interest-earning assets were $2.40 billion for the six months ended June 30, 2003 compared to $2.32 billion for the prior year period. The Company's net interest margin was 3.46% for the six months ended June 30, 2003 compared to 3.40% for the six months ended June 30, 2002.

The increase in net interest income from the prior year period was primarily due to a lower cost of funds on interest-bearing liabilities and a higher volume of loans partially offset by lower yields on loans and investments. The cost of funds decreased from 3.04% for the six months ended June 30, 2002 to 2.35% for the six months ended June 30, 2003. The reduction was primarily due to a lower interest rate environment. Average gross loans increased $138.54 million, or 9.37%, from $1.48 billion for the six months ended June 30, 2002 to $1.62 billion for the six months ended June 30, 2003. The increase in average gross loans was primarily in residential and commercial real estate loans. The yield on interest-earning assets declined from 6.12% for the six months ended June 30, 2002 to 5.55% for the six months ended June 30, 2003. Loan yields declined from 6.80% for the six months ended June 30, 2002 to 6.13% for the six months ended June 30, 2003. Investment yields declined from 4.92% for the six months ended June 30, 2002 to 4.37% for the six months ended June 30, 2003. The reductions in yield were primarily due to a lower interest rate environment.

Noninterest income for the first half of 2003 was $10.76 million, a $1.54 million, or 16.70%, increase from $9.22 million for the first half of 2002. The increase in noninterest income over the prior year period was primarily due to an increase in service charges and fees and an increase in gains on sales of securities. Service charges and fees increased $1.35 million as compared to the prior year period primarily due to increases in checking account, commercial real estate loan prepayment and merchant services fees. Gains on sales of securities increased $458,000 from the prior year period as certain debt and equity securities were sold during the 2003 period.

Noninterest expense for the first half of 2003 was $29.35 million, a $1.02 million, or 3.36%, decrease from $30.37 million for the first half of 2002. The decrease in noninterest expense from the prior year period was primarily due to decreases in amortization of other intangible assets, marketing, and furniture and equipment expenses. These decreases were partially offset by an increase in employee benefits. In conjunction with the 2001 acquisition of First Federal, the Bank recorded an intangible asset for noncompete agreements with former First Federal executives. The agreements were amortized over their twelve-month term through the third quarter of 2002. Marketing expenses decreased as the Bank reduced its expense related to various media advertising. Furniture and equipment expenses decreased as certain assets became fully depreciated. Partially offsetting these decreases, employee benefits increased primarily due to increased restricted stock, pension and ESOP expenses.

The Company repurchased 373,000 shares of its common stock during the second quarter of 2003, and has repurchased a total of 558,641 shares of its common stock since it's initial public offering on March 2, 2000 at a weighted average price of $38.92 per share.

Established in 1905, The Savings Bank of Manchester is one of Connecticut's oldest and largest independent banks. The Bank is headquartered in Manchester, Connecticut, with 28 branch offices serving 22 communities throughout central and eastern Connecticut.

Statements contained in this news release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time. Subject to applicable laws and regulations, the Company does not undertake - and specifically disclaims any obligation - to publicly release the results of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the merger. Information about the Company's directors and executive officers and their ownership of Company common stock is set forth in the proxy statement, dated April 4, 2003, for the Company's 2003 annual meeting of stockholders, as filed with the Securities and Exchange Commission ("SEC").

Stockholders of the Company and other investors are urged to read the proxy statement that will be filed with the SEC by the Company in connection with the proposed merger because it will contain important information about the Company, NHSB, the merger, the persons soliciting proxies in the merger and their interests in the merger and related matters. Investors will be able to obtain all documents filed with the SEC by the Company free of charge at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by the Company will be available free of charge from the Corporate Secretary of the Company at 923 Main Street, Manchester, Connecticut 06040, telephone (860) 646-1700. Read the proxy statement carefully before making a decision concerning the merger.

         Contact:    Connecticut Bancshares, Inc.
                     Michael J. Hartl
                     Senior Vice President and Chief Financial Officer
                     (860) 646-1700


CONNECTICUT BANCSHARES, INC. AND SUBSIDIARY

Consolidated Statements of Condition
(dollars in thousands)
                                                              JUNE 30,              JUNE 30,            DECEMBER 31,
                                                                2003                  2002                  2002
                                                          -----------------     -----------------     -----------------
ASSETS                                                      (unaudited)           (UNAUDITED)           (UNAUDITED)
Cash and due from banks:
     Non-interest-bearing deposits and cash                $       29,173        $       23,591        $       16,346
     Short-term investments                                        58,867                45,600                 8,918
                                                          -----------------     -----------------     -----------------
          Cash and cash equivalents                                88,040                69,191                25,264
Securities available for sale, at fair value                      741,807               762,407               841,622
Loans held for sale                                                   578                   159                     -
Loans:
  One- to four-family residential mortgages                       970,451               879,393               907,188
  Construction mortgages                                           69,900                87,318                64,182
  Commercial and multi-family mortgages                           294,382               253,196               275,818
  Commercial business                                             191,058               175,550               180,612
  Installment                                                     138,733               121,368               128,939
                                                          -----------------     -----------------     -----------------
     Total loans, gross                                         1,664,524             1,516,825             1,556,739
  Allowance for loan losses                                        16,354                15,325                16,172
                                                          -----------------     -----------------     -----------------
     Total loans, net                                           1,648,170             1,501,500             1,540,567
                                                          -----------------     -----------------     -----------------
Federal Home Loan Bank Stock, at cost                              30,783                30,783                30,783
Premises and equipment, net                                        16,639                18,242                17,793
Accrued interest receivable                                        11,506                13,399                12,613
Other real estate owned                                               302                    58                     -
Cash surrender value of life insurance                             44,989                42,589                43,803
Current and deferred income taxes                                   2,337                     -                    58
Goodwill                                                           19,488                19,970                19,488
Other intangible assets                                             8,810                10,655                 9,598
Other assets                                                        5,323                 6,559                 5,953
                                                          -----------------     -----------------     -----------------
               Total assets                                $    2,618,772        $    2,475,512        $    2,547,542
                                                          =================     =================     =================
LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits:
  Savings and money market                                 $      621,392        $      583,971        $      592,386
  Certificates of deposit                                         606,442               685,246               643,201
  NOW accounts                                                    246,560               227,375               230,293
  Demand deposits                                                 144,294               118,922               130,099
                                                          -----------------     -----------------     -----------------
     Total deposits                                             1,618,688             1,615,514             1,595,979
Short-term borrowed funds                                         124,251               113,136               121,052
Mortgagors' escrow accounts                                        21,537                16,145                15,097
Advances from Federal Home Loan Bank                              575,374               453,550               533,890
Current and deferred income taxes                                       -                   262                     -
Accrued benefits and other liabilities                             29,427                25,832                29,964
                                                          -----------------     -----------------     -----------------
               Total liabilities                                2,369,277             2,224,439             2,295,982
                                                          -----------------     -----------------     -----------------
Stockholders' equity:
     Common stock                                                     113                   113                   113
     Additional paid-in capital                                   113,006               109,682               110,345
     Retained earnings                                            160,659               138,414               149,554
     ESOP unearned compensation                                    (7,134)               (7,754)               (7,444)
     Restricted stock unearned compensation                        (9,448)               (5,596)              (10,880)
     Less: Treasury stock, at cost                                (21,744)                 (232)               (5,522)
     Accumulated other comprehensive income                        14,043                16,446                15,394
                                                          -----------------     -----------------     -----------------
               Total stockholders' equity                         249,495               251,073               251,560
                                                          -----------------     -----------------     -----------------

               Total liabilities and stockholders' equity  $    2,618,772        $    2,475,512        $    2,547,542
                                                          =================     =================     =================



CONNECTICUT BANCSHARES, INC. AND SUBSIDIARY

Consolidated Statements of Operations
(dollars in thousands, except earnings per share)

                                                                FOR THE THREE MONTHS ENDED JUNE 30,
                                                              ----------------------------------------
                                                                     2003                  2002
                                                              ------------------      ----------------
                                                                            (UNAUDITED)
Interest and dividend income:
  Interest income on loans                                      $        24,737        $       25,250
  Interest and dividends on investment securities                         7,930                10,170
                                                              ------------------      ----------------
       Total interest and dividend income                                32,667                35,420
                                                              ------------------      ----------------
Interest expense:
  Interest on deposits and escrow                                         5,776                 8,844
  Interest on short-term borrowed funds                                     189                   406
  Interest on advances from Federal Home Loan Bank                        6,181                 5,909
                                                              ------------------      ----------------
       Total interest expense                                            12,146                15,159
                                                              ------------------      ----------------
Net interest income                                                      20,521                20,261
Provision for loan losses                                                   300                   375
                                                              ------------------      ----------------
Net interest income after provision for loan losses                      20,221                19,886
                                                              ------------------      ----------------
Noninterest income:
  Service charges and fees                                                3,821                 3,063
  Income from cash surrender value of life insurance                        596                   607
  Brokerage commission income                                               504                   458
  Gains on sales of securities, net                                         666                   368
  Other than temporary impairment of investment securities                    -                  (270)
  Gains on mortgage loan sales, net                                          28                    61
  Other                                                                     134                   211
                                                              ------------------      ----------------
       Total noninterest income                                           5,749                 4,498
                                                              ------------------      ----------------

Noninterest expense:
  Salaries                                                                4,965                 5,063
  Employee benefits                                                       3,610                 2,747
  Fees and services                                                       2,054                 1,994
  Occupancy, net                                                            944                   941
  Furniture and equipment                                                   826                 1,009
  Amortization of other intangible assets                                   394                 1,277
  Marketing                                                                 324                   616
  Foreclosed real estate expense                                             55                    27
  Net (gains) losses on sales of repossessed assets                          (1)                   17
  Other operating expenses                                                1,638                 1,647
                                                              ------------------      ----------------
       Total noninterest expense                                         14,809                15,338
                                                              ------------------      ----------------
  Income before provision for income taxes                               11,161                 9,046
  Provision for income taxes                                              3,683                 2,931
                                                              ------------------      ----------------
       Net income                                               $         7,478        $        6,115
                                                              ==================      ================
Earnings per share:
  Basic                                                         $          0.76        $         0.60
  Diluted                                                       $          0.70        $         0.56

Weighted average shares outstanding:
  Basic                                                               9,850,503            10,162,179
  Diluted                                                            10,724,621            10,837,085

CONNECTICUT BANCSHARES, INC. AND SUBSIDIARY

Consolidated Statements of Operations
(dollars in thousands, except earnings per share)

                                                                FOR THE SIX MONTHS ENDED JUNE 30,
                                                            ------------------------------------------
                                                                     2003                  2002
                                                            --------------------     -----------------
                                                                            (UNAUDITED)
Interest and dividend income:
  Interest income on loans                                    $          49,506       $        50,188
  Interest and dividends on investment securities                        16,781                20,266
                                                            --------------------     -----------------
       Total interest and dividend income                                66,287                70,454
                                                            --------------------     -----------------
Interest expense:
  Interest on deposits and escrow                                        12,145                18,555
  Interest on short-term borrowed funds                                     398                   863
  Interest on advances from Federal Home Loan Bank                       12,358                11,852
                                                            --------------------     -----------------
       Total interest expense                                            24,901                31,270
                                                            --------------------     -----------------
Net interest income                                                      41,386                39,184
Provision for loan losses                                                   675                   750
                                                            --------------------     -----------------
Net interest income after provision for loan losses                      40,711                38,434
                                                            --------------------     -----------------
Noninterest income:
  Service charges and fees                                                7,259                 5,908
  Income from cash surrender value of life insurance                      1,186                 1,192
  Brokerage commission income                                               793                   818
  Gains on sales of securities, net                                       1,510                 1,052
  Other than temporary impairment of investment securities                 (359)                 (270)
  Gains on mortgage loan sales, net                                          71                   149
  Other                                                                     298                   370
                                                            --------------------     -----------------
       Total noninterest income                                          10,758                 9,219
                                                            --------------------     -----------------

Noninterest expense:
  Salaries                                                                9,679                 9,674
  Employee benefits                                                       7,507                 5,791
  Fees and services                                                       3,699                 3,846
  Occupancy, net                                                          1,995                 2,017
  Furniture and equipment                                                 1,664                 1,972
  Amortization of other intangible assets                                   788                 2,549
  Marketing                                                                 742                 1,091
  Foreclosed real estate expense                                             85                    91
  Net gains on sales of repossessed assets                                   (5)                   (7)
  Other operating expenses                                                3,196                 3,342
                                                            --------------------     -----------------
       Total noninterest expense                                         29,350                30,366
                                                            --------------------     -----------------
  Income before provision for income taxes                               22,119                17,287
  Provision for income taxes                                              7,299                 5,601
                                                            --------------------     -----------------
       Net income                                             $          14,820       $        11,686
                                                            ====================     =================

Earnings per share:
  Basic                                                       $            1.50       $          1.15
  Diluted                                                     $            1.37       $          1.08

Weighted average shares outstanding:
  Basic                                                               9,901,508            10,138,947
  Diluted                                                            10,793,652            10,793,600

CONNECTICUT BANCSHARES, INC. AND SUBSIDIARY
Selected Financial Data
(dollars in thousands, except per share amounts)
                                                      FOR THE THREE MONTHS ENDED JUNE 30,        FOR THE SIX MONTHS ENDED JUNE 30,
                                                 ----------------------------------------    ---------------------------------------
                                                       2003                    2002                2003                    2002
                                                 --------------           ---------------    ----------------        ---------------
                                                               (UNAUDITED)                                 (UNAUDITED)
Operating ratios:
  Return on average assets                               1.17%                     1.00%               1.17%                  0.96%
  Return on average stockholders' equity                11.74%                     9.94%              11.71%                  9.66%
  Average stockholders' equity to
    average assets                                       9.93%                    10.03%              10.01%                  9.95%

Yields (1):
  Net interest rate spread                               3.17%                     3.20%               3.20%                  3.08%
  Net interest margin                                    3.42%                     3.52%               3.46%                  3.40%

  Gross loans                                            6.04%                     6.75%               6.13%                  6.80%
  Securities and short term investments                  4.15%                     5.01%               4.37%                  4.92%
  Total interest-earning assets                          5.43%                     6.13%               5.55%                  6.12%

  Interest-bearing deposits and escrow                   1.57%                     2.38%               1.67%                  2.51%
  Short-term borrowed funds                              0.64%                     1.50%               0.68%                  1.58%
  Advances from Federal Home Loan Bank                   4.39%                     5.01%               4.46%                  5.01%
  Total interest-bearing liabilities                     2.26%                     2.93%               2.35%                  3.04%

Allowance for loan losses summary:
  Allowance for loan losses, beginning of period  $     16,314              $     15,270       $      16,172           $     15,228
  Provision for loan losses                                300                       375                 675                    750
  Loans charged off                                        323                       447                 608                    828
  Recoveries of loans previously charged off               (63)                     (127)               (115)                  (175)
                                                 --------------           ---------------    ----------------        ---------------
    Net charge offs                                        260                       320                 493                    653
                                                 --------------           ---------------    ----------------        ---------------
  Allowance for loan losses, end of period        $     16,354              $     15,325       $      16,354           $     15,325
                                                 ==============           ===============    ================        ===============

  Net charge offs to average gross loans (annualized)    0.06%                     0.09%               0.06%                  0.09%
  Allowance for loan losses to:
     Total gross loans                                   0.98%                     1.01%               0.98%                  1.01%
     Total nonperforming loans                         783.24%                   173.67%             783.24%                173.67%

                                                                  AT JUNE 30,                  AT DECEMBER 31,
                                                 -----------------------------------------   -----------------
                                                         2003                  2002                   2002
                                                 -----------------------------------------   -----------------
Other selected data:                                             (UNAUDITED)                      (UNAUDITED)
    Loans past due 90 days and still accruing:
      One- to four family mortgages               $        267              $        613       $         527
      Commercial and multifamily mortgages                  -                         -                  395
      Commercial business                                  150                       723                 313
      Installment                                          141                       178                 108
                                                 --------------           ----------------   -----------------
        Total loans past due 90 days and
          still accruing                                   558                     1,514               1,343
                                                 --------------           ----------------   -----------------
    Loans on nonaccrual:
      One- to four family mortgages                        175                       405                 306
      Construction mortgages                                -                      2,913                  -
      Commercial and multifamily mortgages                 300                       393                 393
      Commercial business                                  660                     3,571                 852
      Installment                                           -                         28                  -
                                                 --------------           ----------------   -----------------
        Total loans on nonaccrual                        1,135                     7,310               1,551
                                                 --------------           ----------------   -----------------
    Troubled debt restructurings:
      Commercial and multifamily mortgages                 395                       -                   -
                                                 --------------           ----------------   -----------------
        Total troubled debt restructurings                 395                       -                   -
                                                 --------------           ----------------   -----------------
  Total nonperforming loans                              2,088                     8,824               2,894
  Other real estate owned                                  302                        58                  -
                                                 --------------           ----------------   -----------------
     Total nonperforming assets                   $      2,390              $      8,882       $       2,894
                                                 ==============           ================   =================
  Total nonperforming loans as a percentage
     of total gross loans                                0.13%                     0.58%               0.19%
  Total nonperforming assets as a percentage
     of total assets                                     0.09%                     0.36%               0.11%

  Shares outstanding (excludes treasury stock)      10,754,943                11,250,826          11,105,546
  Book value per share                            $      23.20              $      22.32       $       22.65
  Tangible book value per share                   $      20.57              $      19.59       $       20.03
  Market value per share                          $      39.16              $      33.20       $       38.45

(1)  Yields are calculated on a fully taxable-equivalent basis assuming a 35%
     Federal income tax rate. Security yields are calculated on amortized cost and exclude the impact of unrealized gains and losses on available for sale securities.